Ex 99.1

FIRST ADDENDUM TO THE RELATIONSHIP AGREEMENT

between

NET 1 UEPS TECHNOLOGIES, INC

and

BUSINESS VENTURE INVESTMENTS NO 1567 (PROPRIETARY) LIMITED (RF)

and

MOSOMO INVESTMENT HOLDINGS (PROPRIETARY) LIMITED

and

BRIAN KGOMOTSO MOSHELA

1	PARTIES

1.1	The Parties to this Addendum are –

1.1.1	Net 1 UEPS Technologies, Inc., a Florida corporation;

1.1.2	Business Venture Investments No 1567 (Proprietary) Limited (RF);

1.1.3	Mosomo Investment Holdings (Proprietary) Limited; and

1.1.4	Brian Kgomotso Moshela.

1.2	The Parties agree as set out below.

2	INTERPRETATION

In this Addendum -

2.1	words and phrases defined in the Agreement will bear the same meanings herein;

2.2	"Addendum" means this first addendum agreement;

2.3	"Agreement" means the relationship agreement entered into between the Parties on or about 25 January 2012; and

2.4	"Parties" means the parties to this Addendum.

3	INTRODUCTION

3.1	The Agreement contains certain conditions which the Parties have agreed to vary as a result of changed circumstances and in order to reflect more correctly the intention of the Parties.

3.2	The Parties have also agreed to extend the date for fulfilment of the Conditions Precedent contained in clause 4.1 of the Agreement.

3.3	The Parties wish to record the variations which they have agreed.

4	VARIATION OF AGREEMENT

4.1

Clause 3.4 of the Agreement is hereby varied by the deletion of the words and numbers "60 (sixty)" where those words and numbers appear in the second and third line of that clause and the insertion of the following words and numbers in place thereof –

"180 (one hundred and eighty)".

5	EXTENSION

The Parties hereby extend the date for fulfilment of the Conditions Precedent contained in clause 4.1 of the Agreement to 30 April 2012.

6	SAVINGS AND REVIVAL CLAUSE

As this Addendum was not signed by all of the Parties timeously with the result that the Agreement has lapsed, the Parties hereby revive and reinstate the Agreement (and to the extent required hereby re-enter into the Agreement) and agree that it shall continue to be of full force and effect on the same terms and conditions, save that the Agreement is amended in accordance with this Addendum. Save to the extent specifically or by necessary implication modified in or inconsistent with the provisions of this Addendum or unless otherwise agreed in writing between the Parties, all the terms and conditions of the Agreement shall mutatis mutandis continue to apply.

7	COSTS

Each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Addendum.

8	SIGNATURE

Signed on behalf of the Parties, each signatory hereto warranting that he/she has due authority to do so.

SIGNED at Rosebank on April 18, 2012

For and on behalf of
NET 1 UEPS TECHNOLOGIES, INC

/s/ Herman Gideon Kotzé
Signature
Herman Gideon Kotzé
Name of Signatory
Director
Designation of Signatory

SIGNED at Rosebank on April 18, 2012

For and on behalf of
BUSINESS VENTURE INVESTMENTS NO
1567 (PROPRIETARY) LIMITED (RF)

/s/ Khomotso Brian Mosehla
Signature
Khomotso Brian Mosehla
Name of Signatory
Director
Designation of Signatory

SIGNED at Rosebank on April 18, 2012

For and on behalf of
MOSOMO INVESTMENT HOLDINGS
(PROPRIETARY) LIMITED

/s/ Khomotso Brian Mosehla
Signature
Khomotso Brian Mosehla
Name of Signatory
CEO
Designation of Signatory

SIGNED at Rosebank on April 18, 2012

/s/ Khomotso Brian Mosehla
BRIAN KGOMOTSO MOSHELA